Exhibit 10.12

Form of Agreement for Virtual Technology Service

This contract shall be signed by the following parties in Chaoyang District of Beijing.

Party A:

business address:

contacts:

contact number:

Party B:

Office address:

contacts:

contact number:

In view of,

Party A invests and shoots the network drama XXX (tentative name, modification and change of the drama name shall not affect the validity of the Contract and the rights and obligations of both parties, hereinafter referred to as “the drama”), and needs to make virtual content footage for the drama; Party B is the virtual content producer and service provider with rich experience.

Now, on the principle of integrity, equality, voluntary, on party A entrust party B to provide virtual content services and make the virtual assets, virtual role, digital virtual lens content, after full consultation agreement, signed the network drama <XXX> virtual content service and production contract (hereinafter referred to as “this contract”), to abide.

I. Special effects services and production

1.1 Party A entrusts Party B to provide professional production services during the shooting and virtual production process: virtual content production (production period).

1.2 Production

1.2.1 Production Content:

1.2.1.1 Make the virtual assets and virtual digital painting scenes of the drama.

1.2.2 Production specifications: 1920 * 1920, Apple ProRes 4444, and provide the result documents according to the compression ratio of the original material. Party B shall make all virtual special effects lenses according to the specifications and contents finally confirmed by Party A, and provide them to Party A in-2K-MOV-or in the format and manner required by Party A.

1.3 Service and production cycle (tentative, subject to the final notice cycle of Party A):

1.3.1 Production cycle of virtual content: 3 months after receipt of all fixed cut and original materials; Party B shall complete the production of all virtual content under this Contract before the expiration of the aforementioned period.

1.4 Delivery, modification, and acceptance:

1.4.1 After this Contract comes into effect, Party A shall provide Party B with the preliminary production plans of the script, art concept, props setting and other departments required for the production of virtual content. And after cutting the production of the required film digital files, drama sample, drama sample, XML files, etc. The creative scheme and production plan confirmed by both parties shall be used as one of the production basis of Party B and the acceptance basis of Party A. Party B shall complete all the production under this Contract in accordance with the production cycle agreed in Article 1.3.2, and submit it to Party A for acceptance.

II. Cost of production

2.1 Both parties confirm that the total production cost under this Contract is RMB XXX (¥ XXX with 6% VAT). The above production expenses shall be for Party B to complete the virtual visual services and production work (relevant virtual content production) specified in all the accessories of the play, and to copy all the data documents to Party A. For all the fees required, unless otherwise agreed or agreed by Party A, Party A shall not pay any other expenses to Party B, and Party B is not entitled to claim any other expenses to Party A. All prices under this Contract shall be tax inclusive, and Party A shall bear their respective taxes according to law. If any party causes all legal lawsuits and disputes arising from tax issues, the party shall be responsible and have nothing to do with the other party.

2.2 Payment method:

First payment: Within 3 working days from the effective date of the signing of this Contract, Party A shall pay to Party B 30% of the total production expenses as the first payment, that is, RMB XXX whole (in lower case: ¥ XXX).

Second payment: After Party B submits the production list and production schedule to Party A (or partially cut) to Party A and is confirmed by Party A, Party A shall pay Party B 30% of the total production cost, that is, RMB XXX whole (in small case: ¥ XXX).

Third payment: Party B shall submit 60% of the production results of virtual content (including watermark) to Party A, and within 3 working days after Party A pays Party B 30% of the total production expenses, that is, RMB XXX (in lower case: ¥ XXX).

Fourth payment: Party B shall complete all the shots of the virtual content and submit the sample for review. Within 3 working days after Party A, Party A shall pay Party B, that is, 10% of the total production fee, that is, RMB XXX (in case: ¥ XXX). Party B shall provide all the special effects shots of the final version of the play within 3 days after receiving the final payment.

2.5 Collection account of Party B:

Company name:

Bank of account opening:

Receipt account number:

Party B hereby confirms that the relevant funds shall be remitted to the above designated account, and Party B is deemed to receive the receipt by Party B. If the account is not account or incorrect, Party A shall not be liable for payment delay due to the wrong bank information provided by Party B. The payment shall be subject to the electronic receipt time of Party A’s transfer and the arrival time of Party B.

2.6 Party B shall issue Party A a qualified VAT invoice equal to the production fee to Party A within three working days prior to the payment of each production fee. If Party A delays the payment due to Party B’s delayed invoice, Party A shall not be deemed to breach of contract, and Party B shall continue to perform the obligations agreed hereunder. Invoice content: [design service * production fee], invoice coupon rate of 6%, Party A’s invoice information is as follows:

name of organization:

duty paragraph:

bank of deposit:

account number:

address:

telephone:

2.6.1 On the date of receiving all the virtual content payment fees paid by Party A, it shall be deemed that Party A has fulfilled and completed the payment obligations under this Contract. All the remuneration and expenses (including but not limited to the remuneration, personal income tax, etc.) incurred by Party B and Party B’s staff for collecting the production expenses agreed herein, shall be borne and paid by Party B from the production expenses specified in this Contract. Party B shall settle (if required, payment and relevant taxes) with it and its staff; Party B knows and promises to deduct and pay Party B’s staff from the production expenses received according to law.

2.6.2 If the VAT invoice issued by Party B fails, it shall issue the qualified VAT invoice within 5 working days after receiving Party A’s request and deliver it to Party A. Party B shall bear the relevant expenses by itself.

2.6.3 If the invoice provided by Party B is not certified by the tax authorities or does not comply with the provisions of the relevant invoice legal system, or the VAT invoice provided by Party B, Party B shall pay the tax amount specified in the unqualified or non-compliant invoices as liquidated damages.

2.6.4 If Party B issues and provides invoices in violation of national laws, regulations, rules and policies, Party B shall bear its corresponding legal liabilities.

III. Intellectual property rights

3.1 Party A, the copyright party of the play, owns all the copyright, adjacent rights and other relevant intellectual property rights and derivative rights of the play and any components and elements of the play. All Copyrights of all materials, materials and materials provided by Party A to Party B shall be permanently enjoyed by the copyright owner of the drama, without any restriction.

3.2 If Party A finally adopts and pays all the corresponding expenses, the copyright party of the drama shall have the copyright and relevant intellectual property rights after the completion of all the lenses under this Contract. Party B shall own the virtual assets (including animation, model, CG (Computer Graphics), etc.) generated during the performance of this Contract by Party B.

IV. Rights and obligations of both parties

4.1 Party A shall have the materials, materials and materials provided to Party B owned by the copyright owner. Party B shall keep the materials, Party A shall deliver the hard disk and array of the tools bearing the materials to Party B. Party B shall return the corresponding equipment to Party A as required by Party A.

4.2 Party B shall prepare all equipment required for the special production and technical indicators to meet the industrial or national standards, It shall complete the service and production and modification under this Contract on time and upon other requirements, Copy the final finished version of the play and the relevant data documents to Party A; If due to Party A (such as the materials needed by Party B, Party A fails to deliver to Party B on time) If Party B fails to deliver the work results according to the final schedule approved by Party A, The extension of the delivery time shall be negotiated by both parties, At the same time, Party B shall not bear the corresponding liability for breach of contract. Party A shall have the right to understand the production progress of the virtual lens at any time.

4.3 Party B shall not return or deliver any materials, materials, materials provided by Party A and the virtual content produced by Party B to the personnel not designated by Party A.

4.4 If Party B fails to implement the production plan confirmed by both parties and causes the work results to fail to pass the acceptance by Party A, Party B shall rework it until approved by Party A. In case of any conflict of opinions, both parties shall carefully study and negotiate. If it cannot be resolved, Party A’s opinions shall be taken as the final solution, and Party B shall not terminate the work or neglect in any way. If Party A puts forward additional ideas or requirements after both parties determine the production plan and Party B has completed the production, the production cycle of the new production content shall be determined by both parties through separate negotiation.

4.5 Party B shall confidential to Party B the materials (including shooting materials, creator information, modeling, costumes, plots, audio, etc.), and all information, pictures, actors’ remarks and behaviors at the shooting scene of the drama, and shall not provide them to any anyone other than the staff designated by Party A. Party B shall properly manage the relevant staff of Party B involved in the work under this contract, and shall sign a confidentiality agreement with the relevant staff, and take all necessary confidentiality measures. Without Party A’s permission, Party B shall not upload the aforementioned confidential information to the network or transfer or store the confidential information through the network (including but not limited to WeChat, Q Q, network disk, cloud disk, cloud storage or other network transmission tools or storage space).

4.6 Party B and its staff shall have corresponding labor relations and labor relations according to law, sign the corresponding contract and pay the corresponding insurance. Any dispute between Party B and its staff (including but not limited to labor disputes, remuneration distribution, industrial injury, taxes, etc.) has nothing to do with Party A, and Party B shall guarantee that such disputes shall not affect the performance of this Contract.

4.8 If Party A completes all expenses in accordance with the provisions herein, Party A has the right to itself or hire a third party to continue to make, add, delete or remake based on the production results completed by Party B, and Party B has no objection with its staff.

V. Statement and Guarantee

5.1 Party A shall have the legal right to dispose of the drama elements provided, and guarantee that the entrustment made hereunder shall not infringe the legitimate rights and interests of any third party, nor violate any laws and regulations. Party B shall guarantee that its creative works or works, services and production services (including but not limited to the production process, methods, tools, software, service content, and work results) shall not violate the provisions of national laws and regulations, and do not violate the legitimate rights and interests of others (including but not limited to intellectual property rights and personal rights), otherwise, the resulting legal liability shall be borne by Party B.

5.2 In order to ensure the service quality, Party B promises and guarantees to accept Party A’s supervision and follow the service requirements. If it does not meet the service requirements, Party B shall adjust and modify them in accordance with Party A’s requirements, and fully cooperate with Party A to modify the service requirements proposed for the project to pass the approval. If Party B fails to complete the production of the virtual content within the manner and period agreed herein, or the work results and service quality still do not meet the agreed service requirements, Party A shall have the right to unilaterally terminate this Contract. If this Contract is thus terminated, Party A shall only settle the production expenses according to the workload that has been actually completed by Party B and approved by Party A.

5.3 Both parties declare, state and guarantee to each other as follows:

5.3.1 The right to sign this Contract.

5.3.2 Ability to perform its obligations hereunder; and such performance shall not violate any limitation of applicable laws binding upon them or the lawful rights and interests of any third party.

5.4 If any party violates the above declaration, statement and guarantee, it shall be deemed to breach this Contract and shall be liable for breach of contract as agreed herein.

VI. Liability for breach of contract

6.1 Any party to breach this contract shall be liable for breach of contract. If either party violates the contract and causes any damage, or any party fails to perform or fully, all economic liabilities and legal liabilities caused by it shall be borne by the defaulting party, and the defaulting party shall compensate for all economic losses caused to the defaulting party (including but not limited to, their early investment, direct or indirect losses, third party liquidated damages, compensation, fines, legal costs, attorney fees, notary fees, identification fees, preservation fees, security expenses and other reasonable expenses) to investigate the liability for breach of contract).

6.2 Party A has the right to unilaterally terminate this Contract under any of the following circumstances:

6.3.1 If Party B fails to unilaterally cause Party B to deliver the work results within 10 days within the time specified by Party A.

6.3.2 Party B shall stop work or have any behavior that affects the production of virtual content of the drama.

If the Contract is thus terminated, Party B shall, in addition to returning all the production fees collected, pay Party A a liquidated damages of 30% of the total production expenses. If the liquidated damages are insufficient to compensate for the actual losses of Party A, Party B shall continue to compensate for all the losses caused to Party A thereby.

VII. Disclaimer clause

7.1 If force majeure events, such as emergencies beyond the reasonable control of the parties, such as outbreak, war, earthquake, strike, riot, judicial, government restrictions, shall promptly notify the other party and the other of the obligations within the affected scope of breach.

7.2 The Parties may make the following options through negotiation based on the severity of the force majeure:

7.2.1 Extend the completion period of service and production.

7.2.2 Termination of this Contract (including it may be terminated within the agreed extension by the parties).

VIII. Dispute Settlement

The conclusion, validity, performance and interpretation of this Contract shall be subject to protection and governed by the laws of the People’s Republic of China. All disputes arising from or related to the execution of the Contract shall be settled through friendly negotiation. If they cannot be resolved, they shall be submitted to the People’s Court with jurisdiction in Chaoyang District, Beijing, where the Contract is signed, for settlement through litigation.

IX. Other

9.1 The fax letter, work order, scheme documents, presentation report, bills and other written documents designated by both parties ([] and []) signed by Party B, and the oral confirmation opinions recognized by both parties shall be regarded as effective execution or supplement to this Contract.

9.2 Matters not covered herein shall be settled by both parties through negotiation and sign a supplementary agreement separately. In case of any conflict between the Supplementary Agreement and this Contract, the Supplementary Agreement shall prevail. The attachments and supplementary agreements to this Contract shall have the same legal effect as this Contract.

9.3 This Contract shall come into force from the date of being sealed by both parties in duplicate. Both parties shall hold one copy and have the same legal effect.

(No text is available below)

(There is no text on this page, which is the signing page of Network Drama <XXX> Virtual Content Service and Production Contract between Party A and Party B.)

Party A:

date:

Party B:

date: